NEWS RELEASE

	Contacts:	Claire A. Hart, Senior Vice President Alon USA Energy, Inc. 972-367-3649
FOR IMMEDIATE RELEASE
Investors: Jack Lascar/Sheila Stuewe DRG&E / 713-529-6600

Media: Blake Lewis Lewis Public Relations 214-269-2093 Ruth Sheetrit SMG Public Relations 011-972-547-555551
ALON CLOSES ACQUISITION OF EDGINGTON OIL COMPANY
DALLAS, TX — September 28, 2006 — Alon USA Energy, Inc. (NYSE: ALJ) (“Alon”) announced today that it has completed the acquisition of Edgington Oil Company (“Edgington”).
“With the completion of this acquisition, our crude throughput capacity rises to approximately 170,000 barrels per day (bpd),” said Jeff Morris, Alon’s President and CEO. “We look forward to integrating the Edgington refinery with our recently acquired Paramount refineries and asphalt terminals, which will allow us to continue to grow by leveraging our expertise in refining heavy crudes and producing asphalt.”
Alon USA Energy, Inc., headquartered in Dallas, Texas, is an independent refiner and marketer of petroleum products, operating primarily in the Southwestern and Western regions of the United States. The Company owns and operates four sour and heavy crude oil refineries in Texas, California and Oregon, with crude oil throughput capacity of approximately 170,000 barrels per day. Alon markets gasoline and diesel products under the FINA brand name and is a leading producer of asphalt. Alon also operates more than 200 convenience stores in West Texas and New Mexico under the 7-Eleven and FINA brand names and supplies motor fuels to these stores from its Big Spring refinery.
Any statements in this press release that are not statements of historical fact are forward-looking statements. Forward-looking statements reflect Alon’s current expectations regarding future events, results or outcomes. Such statements are based upon current beliefs and expectations of Alon’s management and are subject to risks and uncertainties, some of which are beyond Alon’s control, which could result in Alon’s expectations not being realized. In addition, our business and operations involve numerous risks and uncertainties, many of which are beyond our control, which could result in our expectations not being realized or otherwise materially affect our financial condition, results of operation and cash flows. Additional factors that may affect the future results of Alon are set forth in Alon’s filings with the Securities and Exchange Commission.
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